SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT: (DATE OF EARLIEST EVENT REPORTED) : MAY 20, 2003

                         COMMISSION FILE NO. 000-497756


                           THE WORLD GOLF LEAGUE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



              DELAWARE                                  95-0201235
----------------------------------------   -------------------------------------
(STATE  OR  OTHER  JURISDICTION  OF          (IRS EMPLOYER  IDENTIFICATION  NO.)
INCORPORATION  OR  ORGANIZATION)



           258 EAST ALTAMONTE DRIVE, ALTAMONTE SPRINGS, FLORIDA 32701
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                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 (407) 331-6272
                     --------------------------------------
                           (ISSUER  TELEPHONE NUMBER)

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ITEM  4.     CHANGES  IN  REGISTRANT'S  CERTIFYING  ACCOUNTANT.

Effective May 20, 2003, the client-auditor relationship between The World Golf League, Inc., formerly Novus Laboratories, Inc. (the "Company") and Parker & Co., Chartered Accountants, a Professional Accountancy Corporation ("Parker") ceased as the former accountant was dismissed.

Parker's report on the financial statements of the Company from the date of its incorporation on September 29, 1998 through December 31, 2002 and any later interim period up to and including the date the relationship with Parker ceased did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audit of the Company's two most recent fiscal years ending December 31, 2002 and any later interim period, including the interim period up to and including the date the relationship with Parker ceased, there have been no disagreements with Parker on any matters of accounting principles or practices, financial statement disclosure of auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Parker would have caused Parker to make reference to the subject matter of the disagreement(s) in connection with its report on the Company' financial statements. Since the Company's incorporation on September 29, 1998, there have been no reportable events as defined in Item 301(a)(1)(v) of Regulation S-K.

The Company has authorized Parker to respond fully to any inquiries of any new auditors hired by the Company relating to their engagement as the Company's independent accountant. The Company has requested that Parker review the disclosure and Parker has been given an opportunity to furnish the Company with a letter addressed to the Commission containing any new information, clarification of the Company's expression of its views, or the respect in which it does not agree with the statements made by the Company herein. Such letter is filed as an exhibit to this Report.

c)  Exhibits:

     15.1(*)  Letter  from  Parker  &  Company,  Chartered  Accountants

* Filed Herein

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                                   Signatures

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


THE  WORLD  GOLF  LEAGUE,  INC.

May  30,  2003
/s/  Michael  S.  Pagnano
-------------------------
Michael  S.  Pagnano
Chief  Executive  Officer

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